Exhibit 99.1

SYNOVA HEALTHCARE GROUP, INC.

ANNOUNCES BOARD OF DIRECTORS APPOINTMENTS

MEDIA, PA (AUGUST 9, 2007) – Synova Healthcare Group, Inc. (OTCBB: SNVH) today announced the appointment of two non-employee directors to its Board of Directors. Joining the Board of Directors, effective August 8th, 2007, are Alan B. Levin and J. Jeffrey Fox. Mr. Levin and Mr. Fox will serve as directors until the Company’s 2008 Annual Meeting of Stockholders, and until their successors are elected and qualified.

Mr. Levin successfully led the Happy Harry’s drug store chain from 1987 until it was acquired by the Walgreen Company in July 2007. During his tenure, Happy Harry’s grew from 19 to 76 stores, with locations in Delaware, Maryland, Pennsylvania and New Jersey. Mr. Levin is a graduate of Tulane University and the Delaware Law School of Widener University. He previously served as the Executive Assistant and Counsel to United States Senator William V. Roth, Jr. In 2001, Mr. Levin served as Chairman of the National Association of Drug Stores. Mr. Levin is also a past member of the Board of Directors of the United States Chamber of Commerce. Currently, Mr. Levin serves as the Chairman of the Board of the Delaware State Chamber of Commerce and a member of its Executive Committee. He is also a board member of the American Red Cross of the Delmarva Peninsula and a member of the Advisory Board of the University of Delaware’s Lerner College of Business and Economics.

Mr. Fox is President of Renard Capital, LLC. He serves as an advisor on acquisitions, divestitures, capital formation and strategies to maximize shareholder value. Mr. Fox has over 25 years of acquisition, divestiture, finance and accounting experience, including fifteen years as chief financial officer of several publicly-traded middle market companies. He is also a founding member of Emerald Asset Management. Mr. Fox served for over three years as Chairman of the Audit Committee on the Board of Directors of Cimnet, Inc. He currently serves on the Library of Congress James Madison Council, the William T. Walters Association of the Walters Art Museum, as well as the board of directors of the Boys and Girls Clubs of Anne Arundel County. Mr. Fox earned his B.S. degree from King’s College and his MBA from the University of Pittsburgh Katz Graduate School of Business. He is a Certified Public Accountant and a Chartered Financial Analyst.

“We welcome the appointment of these esteemed professionals to our Board,” said Stephen King, Chairman and Chief Executive Officer of Synova Healthcare Group, Inc. “We are pleased to have been able to attract such directors with the depth and breadth of experience they bring to our company. We look forward to the contributions of these two new directors as we continue to execute our business strategy.”

About Synova Healthcare Group, Inc.

Synova Healthcare Group, Inc. is committed to delivering innovative products that provide meaningful improvements in women’s healthcare. Through its subsidiaries, it is focused on the development, distribution, marketing and sale of women’s healthcare products related to contraception, vaginal health, menopause management, fertility planning, obstetrics and personal care. Its goal is to provide healthcare solutions that address every stage of a woman’s life.

Synova currently markets and sells products under the brand names Today®, Fem-V™ and MenoCheck®. The Today® Sponge is a hormone-free contraceptive that combines barrier, spermicidal and absorptive methods to prevent conception. Fem-V™ is a non-invasive diagnostic test designed to assist women in detecting and diagnosing the presence of elevated vaginal acidity, often indicating a vaginal infection. MenoCheck® is an in-home, non-invasive diagnostic test used to detect and diagnose the onset of menopause. For more information, please visit the Company’s website at http://www.synovahealthcare.com.

This Press Release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “anticipates”, “believes”, “estimates”, “expects”, “plans”, “intends”, “potential” and similar expressions. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Such risk factors are discussed in the Company’s Form 10-KSB for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on February 26, 2007, and the Company’s Form 10-QSB for the three months ended March 31, 2007, as filed with the SEC on May 18, 2007, as well as in the Company’s other periodic reports and filings with the SEC. There can be no assurance that such factors will not affect the accuracy of such forward- looking statements. The Company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information set forth in this Press Release including such forward-looking statements. This press release does not constitute an offer to sell or the solicitation of an offer to buy; nor will there be any sale of securities of Synova Healthcare Group, Inc. in any state where such offer, solicitation or sale would be unlawful before registration or qualification under the securities laws of those states.